                                                                EXHIBIT 10.20(e)


                          FOURTH MODIFICATION AGREEMENT


         BY THIS FOURTH MODIFICATION AGREEMENT (the "Agreement"), made and entered into as of the 27th day of September, 2001, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, whose address is 100 West Washington, Phoenix, Arizona 85003 (hereinafter called "Lender"), and SCHUFF INTERNATIONAL, INC., a Delaware corporation ("Borrower") as successor in interest to SCHUFF STEEL COMPANY, a Delaware corporation (hereinafter called "Original Borrower"), whose address is 420 South 19th Avenue, Phoenix, Arizona 85009, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

SECTION 1. RECITALS.

         1.1 Original Borrower and Lender, as Lender, Arranger, Administrative Agent, Issuing Bank and Swing Line Lender, entered into a Credit Agreement dated June 30, 1998 (the "Credit Agreement"), which provided for, among other things,
(a) a revolving line of credit (the "RLC") in the amount of $25,000,000.00 since reduced to $15,000,000.00, evidenced by a Revolving Promissory Note dated June 30, 1998, executed by the Borrower (the "RLC Note"), and (b) a revolving line of credit (the "Swing Line" and with the RLC, the "Loans") in the amount of $5,000,000.00, evidenced by a Revolving Promissory Line dated June 30, 1998, executed by the Company (the "Swing Line Note" and with the RLC Note the "Notes"), all upon the terms and conditions contained therein. The Credit Agreement was subsequently amended by that Modification Agreement dated as of March 10, 1999, by that Second Modification Agreement dated as of March 28, 2000 and that Third Modification Agreement dated as of August 21, 2000 (collectively, the "Modification"). All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement. The Credit Agreement, the Notes and all other agreements, documents and instruments relating to the Loans, as modified by the Modification, are referred to as the Loan Documents.

         1.2 Original Borrower has become a Subsidiary of Borrower and Borrower wishes to assume the obligations of Original Borrower under the Credit Agreement and the Loan Documents.

         1.3 Lender is willing to modify accordingly the Loan Documents, subject to the terms and conditions herein.

SECTION 2. ASSUMPTION BY BORROWER.

         Borrower hereby assumes and agrees to perform all of the duties, obligations and promises of Original Borrower as set forth in or arising under the Loan Documents, to be bound by all of the terms, conditions and provisions of the Loan Documents and to do any and all acts and things required under the Loan Documents to be done by Original Borrower, except to the extent modified in this Agreement.

SECTION 3. LOAN AGREEMENT.

         3.1 The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

                           "Borrower" means Schuff International, Inc., a
                  Delaware corporation.

                           "EBITDA" means, as of any date of determination, as
                  to Borrower and its Subsidiaries, the sum of their net income plus interest expense, corporate income tax expense, depreciation and amortization.

                           "Fixed Charge Coverage Ratio" means, for the prior
                  four Fiscal Quarters, the ratio of (i) EBITDA plus operating lease expenses, to (ii) the sum of scheduled principal payments of Borrower and its Subsidiaries on their long-term Indebtedness, interest expense, operating lease expense and all principal reductions (redemption or purchase) of their long-term bond Indebtedness.

                           "Loan" means any group of Advances made at any one
                  time by the Lenders under the Commitment pursuant to Article
                  2.

                           "Maturity Date" means June 30, 2003.

                           "Net Funded Debt" means the sum of the Indebtedness
                  and Contingent Obligations of Borrower and its Subsidiaries, less any Cash in excess of $5,000,000 shown on balance sheets.

                           "Note" means any of the promissory notes made by
                  Borrower in favor of a Lender evidencing Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                           "Obligations" means all present and future
                  obligations of every kind or nature of Borrower at any time and from time to time owed to the Administrative Agent, the Issuing Bank or the Lenders or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary of Borrower.

                           "Outstanding Balance" means the sum at any time of
                  (i) the outstanding principal amount of the Loans, plus (ii) the Letter of Credit Balance.

         3.2 Section 1.1 of the Credit Agreement is hereby amended by the deletion of the following definitions therein and all references to such defined terms in the Credit Agreement are also hereby deleted:

                           Interest Coverage Ratio
                           Swing Line
                           Swing Line Balance
                           Swing Line Commitment
                           Swing Line Lender
                           Swing Line Loans
                           Swing Line Note

         3.3 Article 2B of the Credit Agreement is hereby amended to read as follows:

                                   ARTICLE 2B

                           [Intentionally left blank]

         3.4 Section 6.11(b) of the Credit Agreement is hereby amended to read as follows:

                           (b) [Intentionally left blank]

         3.5 Schedule 3.1 of the Credit Agreement is hereby amended to read as attached hereto.

         3.6 Exhibits "B", "D", "F" and "G" of the Credit Agreement are hereby amended to read as attached hereto.

SECTION 4. OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

         4.1 All references to the Credit Agreement in the Loan Documents are hereby amended to refer to the Credit Agreement as hereby amended.

         4.2 Borrower acknowledges that the indebtedness evidenced by the Notes is just and owing, that the balance thereof is correctly shown in the records of Lender as of the date hereof, and Borrower agrees to pay the indebtedness evidenced by the Notes according to the terms thereof, as herein modified.

         4.3 Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Notes and the Credit Agreement, with the same force and effect as if each were separately stated herein and made as of the date hereof.

         4.4 Borrower hereby ratifies, reaffirms, acknowledges, and agrees that the Notes and the Credit Agreement, represent valid, enforceable and collectible obligations of Borrower, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Borrower hereby expressly waives, releases and absolutely and forever discharges Lender and its present and former shareholders, directors, officers, employees and agents, and their separate and respective heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, damages, action and causes of action, of which Borrower has, or may reasonably be expected to have knowledge, that Borrower may now have, or has had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof and, without limiting the generality of the foregoing, from any and all liabilities, claims, demands, damages, actions and causes of action, known or unknown, contingent or matured, arising out of, or in any way connected with, the Loans. Borrower further acknowledges and represents that no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a default under this Agreement, the Notes or the Credit Agreement.

         4.5 All terms, conditions and provisions of the Notes and the Credit Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The Notes and the Credit Agreement, as amended hereby, are hereby ratified and reaffirmed by Borrower, and Borrower specifically acknowledges the validity and enforceability thereof.

         4.6 Lender hereby consents to the assumption by Borrower of the duties, obligations and promises of Original Borrower pursuant to Section 2 of this Agreement.

SECTION 5. GENERAL.

         5.1 This Agreement in no way acts as a release or relinquishment of those rights securing payment of the Loans. Such rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.

         5.2 The modifications contained herein shall not be binding upon Lender until Lender shall have received all of the following:

                  (a) An original of this Agreement, a Security Agreement and a Pledge Agreement, each fully executed by the Borrower.

                  (b) An original Consent and Agreement of Guarantors executed by each Guarantor.

                  (c) Original Continuing Guaranties and Security Agreements, fully executed by Schuff Steel Company, a Delaware corporation, Aitken, Inc., a Texas corporation, and On-Time Steel Management, Inc., a Delaware corporation.

                  (d) Such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of the Borrower and each Subsidiary and the authority of any person executing this Agreement or other documents on behalf of the Borrower and each Subsidiary.

         5.3 Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

         5.4 Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by Lender in connection herewith, whether or not all of the conditions described in Paragraph 4.2 above are satisfied. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the RLC Note and shall be due and payable upon demand.

         5.5 Notwithstanding anything to the contrary contained herein or in any other instrument executed by Borrower or Lender, or in any other action or conduct undertaken by Borrower or Lender on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Credit Agreement. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Loans or of the Notes or the Credit Agreement, shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date hereof.

         5.6 Time is hereby declared to be of the essence hereof of the Loans, of the Notes and of the Credit Agreement, and Lender requires, and Borrower agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, of the Notes and the Credit Agreement.

         5.7 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

         5.8 This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

         5.9 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

           IN WITNESS WHEREOF, these presents are executed as of the date indicated above.


                                     SCHUFF INTERNATIONAL, INC., a Delaware
                                     corporation as successor in interest to
                                     SCHUFF STEEL COMPANY, a Delaware
                                     corporation



                                     By: /s/ [Illegible]
                                        ----------------------------------------

                                     Name:  [Illegible]
                                          --------------------------------------

                                     Its: CFO
                                         ---------------------------------------

                                                                         COMPANY


                                     WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association



                                     By: /s/ John Helms
                                        ----------------------------------------

                                     Name: John Helms
                                          --------------------------------------

                                     Its: Vice President
                                         ---------------------------------------

                                                                          LENDER

                       CONSENT AND AGREEMENT OF GUARANTORS


         Each of the undersigned Guarantors executed a Continuing Guaranty dated as of March 10, 1999 (each, a "Guaranty") as described in the Credit Agreement dated as of June 30, 1998 (as amended from time to time, the "Credit Agreement") between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and SCHUFF STEEL COMPANY, a Delaware corporation (the "Original Borrower"). Each of the undersigned Guarantors hereby consents and agrees to the modifications and all other matters contained in the foregoing Fourth Modification Agreement of even date herewith.

         Each of the undersigned Guarantors hereby also consents to the assumption of the obligations of the Original Borrower under the Credit Agreement and the other Loan Documents by Schuff International, Inc., a Delaware corporation (the "Borrower") as successor in interest to the Original Borrower and hereby agrees that the definitions of "Borrower" in its respective Guaranty is hereby amended to mean "Schuff International, Inc."

                                      BANNISTER STEEL INC., a California
                                      corporation

                                      By: /s/ Scott A. Schuff
                                         ---------------------------------------

                                      Name: Scott A. Schuff
                                           -------------------------------------

                                      Its: VP
                                          --------------------------------------


                                      ADDISON STEEL, INC., a Florida corporation

                                      By: /s/ Scott A. Schuff
                                         ---------------------------------------

                                      Name: Scott A. Schuff
                                           -------------------------------------

                                      Its: VP
                                          --------------------------------------


                                      QUINCY JOIST COMPANY, a Florida
                                      corporation

                                      By: /s/ Scott A. Schuff
                                         ---------------------------------------

                                      Name: Scott A. Schuff
                                           -------------------------------------

                                      Its: VP
                                          --------------------------------------

                                      SIX INDUSTRIES, INC., a Texas corporation

                                      By: /s/ Scott A. Schuff
                                         ---------------------------------------

                                      Name: Scott A. Schuff
                                           -------------------------------------

                                      Its: VP
                                          --------------------------------------

Dated as of 27th of September, 2001

                                  SCHEDULE 3.1

                                  PRICING GRID


                   Eurodollar Rate
Leverage Ratio         Spread          Base Rate Spread      Facility Fee Rate
--------------         ------          ----------------      -----------------
3.50 or higher          3.00%                1.00%                 .500%

3.00 or higher          2.50%                0.50%                 .375%

2.75 or higher          2.25%                0.25%                 .375%

2.50 or higher         2.125%                 0%                   .250%

below 2.50              2.00%                 0%                   .250%

                                   EXHIBIT "B"


                             COMPLIANCE CERTIFICATE
                         FOR FISCAL QUARTER/YEAR ENDING
                             ________________, 20__



Wells Fargo Bank, National Association
100 West Washington
Phoenix, Arizona  85003

Attn:      John Helms                                    Date:
                                                              ------------------
           #4101-251


Dear Ladies and Gentlemen:

         This Compliance Certificate refers to the Credit Agreement dated as of June 30, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among SCHUFF INTERNATIONAL, INC., a Delaware corporation ("Borrower") as successor in interest to Schuff Steel Company, the Lenders named therein, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders and as Arranger, Issuing Bank and Swing Line Lender. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 7.1 of the Credit Agreement, the undersigned certifies that:

         1. Enclosed are the required financial statements for the [fiscal quarter] [fiscal year] ending _________________ ("Reporting Period") for Borrower as required under Section 7.1 of the Credit Agreement.

         2. To the best of the undersigned's knowledge, no "Event of Default" or "Default" has occurred [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

         3. As of the last day of the Reporting Period, the computations below were true and correct:

I.       SECTION 6.11(a)       LEVERAGE RATIO
Numerator:           Net Funded Debt                                                A
                                                                          -----------

                     Divided by

Denominator:         EBITDA                                                         B
                                                                          -----------

Ratio:               Equals (A/B):                                                  X
                                                                          -----------
                     Maximum Permitted:                                   3.75 to 1.0
                                                                          -----------

II.      SECTION 6.11(c)       FIXED CHARGE COVERAGE RATIO

Numerator:           EBITDA
                                                                          -----------
                     + Operating Lease Expense
                                                                          -----------
                     Equals:                                                        A
                                                                          -----------

                     Divided by

Denominator:         Scheduled Principal Payments
                                                                          -----------
                     + Interest Payments
                                                                          -----------
                     + Operating Lease Expense
                                                                          -----------
                     + Principal Reduction (redemption or repurchase)
                                                                          -----------
                     Equals:                                                        B
                                                                          -----------

Ratio:               Equals (A/B):                                                  X
                                                                          -----------

                     Minimum Permitted:                                   1.75 to 1.0
                                                                          -----------

III.      SECTION 6.11(d)     EBITDA (prior twelve months)

                     Minimum Permitted                                    $25,000,000
                                                                          -----------

                     Actual
                                                                          -----------

IV.        SECTION 6.10(a)     MAINTENANCE CAPITAL EXPENDITURES

                     Maximum Permitted                                    $ 5,000,000
                                                                          -----------

                     Actual
                                                                          -----------


                                     SCHUFF INTERNATIONAL, INC., a Delaware
                                     corporation



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Its:
                                         ---------------------------------------
                                          Senior Officer

                                  EXHIBIT "D"

                              CONTINUING GUARANTY

TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION for itself and as Agent

     1. GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to SCHUFF INTERNATIONAL, INC., a Delaware corporation ("Borrower"), by WELLS FARGO BANK, NATIONAL ASSOCIATION, for itself and as agent for one or more Lenders ("Bank"),
and for other valuable consideration, the undersigned                        ,
a                    corporation ("Guarantor"), jointly and severally
unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of Borrower to Bank. The term "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. The term "Lenders" means those Lenders listed from time to time in that Credit Agreement dated as of June 30, 1998 between Schuff Steel Company, a Delaware corporation as predecessor in interest to Borrower and Bank as Administrative Agent for the Lenders and as Arranger, Issuing Bank and Swing Line Lender.

     2. MAXIMUM LIABILITY; SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. The liability of Guarantor shall not exceed at any one time the sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) for principal, plus all interest thereon and costs and expenses pertaining to the enforcement of this Guaranty and/or the collection of the Indebtedness of Borrower to Bank. Notwithstanding the foregoing, Bank may permit the Indebtedness of Borrower to exceed Guarantor's liability. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Borrower to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Borrower or Guarantor or any other event or proceeding affecting Borrower or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to Borrower after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at 100 West Washington, Phoenix, Arizona 85003, Attention: John Helms #S4101-251, or at such other address as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Borrower or any other person heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

     3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor's liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation,in any litigation with respect thereto.

     4. AUTHORIZATIONS TO BANK. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from Borrower to any Indebtedness of Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. Upon Bank's request, Guarantor agrees to provide to Bank copies of Guarantor's financial statements.

     5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Borrower's request; (b) Guarantor shall not, without Bank's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets other than in the ordinary course of Guarantor's business; (c) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about Borrower which is acquired by Bank in any manner.

     6. GUARANTOR'S WAIVERS.

        (a) Guarantor waives any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of A.R.S. section 47-9504; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

        (b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower, if a corporation, partnership or other type of entity, or any defect in the formation of such Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower;
(vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Indebtedness, and Guarantor waives the benefits of A.R.S. sections 12-1566, 12-1641 et seq., 33-814,44-142 and Rule 17(F) of the Arizona
Rules of Civil Procedure.

     7. BANK'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN BANK'S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

     8. SUBORDINATION. Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Bank. Such Indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Guarantor will, and Bank is hereby authorized in the name of Guarantor from time to time to, execute and file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce it rights hereunder.

     9. REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

     10. COSTS, EXPENSES AND ATTORNEYS' FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank's rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity. All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     11. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrower.

     12. AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

     13. UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

     14. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona.

     15.  ARBITRATION.

          (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Guaranty. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in Arizona selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. section 91 or any similar applicable state law.

          (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

          (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Arizona State Bar or retired judges of the state or federal judiciary of Arizona, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Arizona, (ii) may grant any remedy or relief that a court of the state of Arizona could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000.00 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000.00 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000.00 Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000.00, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Arizona, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Arizona. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Arizona.

     (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of ____________, 20____.



                                   _______________________________, a

                                   __________________corporation



                                   By:_______________________________

                                   Name:_____________________________

                                   Title:____________________________

                                  EXHIBIT "F"

                PLEDGE AND IRREVOCABLE PROXY SECURITY AGREEMENT


     THIS PLEDGE AND IRREVOCABLE PROXY SECURITY AGREEMENT is made and entered into as of the __ day of ________, 20__, by SCHUFF INTERNATIONAL, INC., a Delaware corporation (hereinafter called "Pledgor"), whose chief executive office (or residence if Pledgor is an individual without an office) is located at 420 South 19th Avenue, Phoenix, Arizona 85009, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, and its successors and assigns, for itself and as agent for one or more Lenders (as hereinafter defined) (hereinafter called "Secured Party"), whose address is 100 West Washington, Phoenix, Arizona 85003,
Attention: John Helms #S4101-251.

1.   RECITALS

     1.1 Secured Party has agreed to make certain financial accommodations to Pledgor.

     1.2 Secured Party's agreement to make financial accommodations to Pledgor is conditioned upon Secured Party's receiving a pledge and security interest in all stock and securities issued by ____________________________________________,
a(n) _________________________________ corporation (hereinafter when referred to in this capacity called the "Company"), now owned or hereafter acquired by Pledgor.

     1.3 Pledgor is the owner of ______ shares of the ______ stock of the Company that Pledgor desires to pledge to Secured Party in connection with Secured Party's financial accommodations to Pledgor.

2.   PLEDGE OF STOCK

     2.1 Pledgor hereby assigns, transfers, pledges and delivers to Secured Party and grants Secured Party a security interest in all issued and outstanding stock in the Company now owned or hereafter acquired by Pledgor, including without limitation the stock described on Schedule "A" attached hereto and by this reference made a part hereof, together with all earnings thereon, all additions thereto, all proceeds thereof from sale or otherwise, all substitutions therefor, and all securities issued with respect thereto as a result of any stock dividend, stock split, warrants or other rights, reclassification, readjustment or other change in the capital structure of the Company, and the securities of any corporation or other properties received upon the conversion or exchange thereof pursuant to any merger, consolidation, reorganization, sale of assets or other agreement or received upon any liquidation of the Company or such other corporation (all hereinafter called the "Pledged Securities").

     2.2 Upon the execution of this Agreement, Pledgor shall deliver to Secured Party certificates for the Pledged Securities, together with appropriate stock transfer powers therefor duly executed by Pledgor in blank in the form of Exhibit "1" attached hereto. Immediately upon receipt, Pledgor shall deliver to Secured Party all certificates and other evidences of the Pledged Securities that come into the possession, custody or control of Pledgor, together with appropriate stock transfer powers therefor duly executed by Pledgor in blank, and any other property constituting part of the Pledged Securities, free and clear of any prior lien, claim, charge or encumbrance.

     2.3 Secured Party may receive, hold and/or dispose of the Pledged Securities subject and pursuant to all the terms, conditions and provisions hereof and of the Loan Agreement (defined below) until the Obligation (defined below) has been discharged in full. Secured Party is hereby authorized and empowered to take any and all action with respect to such property as authorized hereunder. In its discretion and without notice to Pledgor, Secured Party may take any one or more of the following actions, without liability except to account for property actually received by it:

          (a) transfer to or register in its name or the name of its nominee any of the Pledged Securities, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them or apply them to the Obligation in any order of priority;

          (b) exercise or cause to be exercised all voting and corporate powers with respect to any of the Pledged Securities so registered or transferred, including all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Pledged Securities, as if the absolute owner thereof;

          (c)  insure any of the Pledged Securities;

          (d) exchange any of the Pledged Securities for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Pledged Securities with any committee or depositary upon such terms as the Secured Party may determine;

          (e) in its name, or in the name of Pledgor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Securities and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage in the name of Pledgor; and

          (f) make any compromise or settlement deemed advisable with respect to any of the Pledged Securities.

Secured Party shall be under no duty to exercise, or to withhold the exercise of, any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be responsible for any failure to do so or delay in so doing.

3.   OBLIGATION SECURED

     This Agreement shall secure, in such order of priority as Secured Party may elect:

        (a) Payment of the aggregate sum of $15,000,000.00 according to the terms of those Revolving Promissory Notes dated June 30, 1998, each made by Schuff Steel Company, a Delaware corporation (the "Prior Borrower") to which Pledgor is the successor in interest, payable respectively to the order of one of the Lenders, each evidencing a revolving line of credit, all or any part of which may be advanced to Pledgor, repaid by Pledgor and readvanced to Pledgor, from time to time, subject to the terms and conditions thereof, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "RLC Notes");

        (b) Payment of the sum of $5,000,000.00, according to the terms of that Revolving Promissory Note dated June 30, 1998, made by the Prior Borrower, payable to the order of Secured Party as the Swing Line Lender, evidencing a revolving line of credit, all or any part of which may be advanced to Pledgor, repaid by Pledgor and readvanced to Pledgor, from time to time, subject to the terms and conditions thereof, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Swing Line Note" and with the RLC Notes, the "Note");

        (c) Payment, performance and observance by Pledgor of each covenant, condition, provision and agreement contained in that Credit Agreement dated June 30, 1998, by and between the Prior Borrower, and the lenders listed from time to time therein (collectively, the "Lenders"), and Secured Party, as Arranger, Administrative Agent, Issuing Bank and Swing Line Lender (hereinafter called the "Credit Agreement") and of all monies expended or advanced by Secured Party pursuant to the terms thereof or to preserve any right of Secured Party thereunder;

        (d) Payment, performance and observance by Pledgor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof; and

        (e) Payment and performance of any and all other indebtedness, obligations and liabilities of Pledgor to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

     All of the indebtedness and obligations secured by this Agreement are hereinafter collectively called the "Obligation."

4.   REPRESENTATIONS AND WARRANTIES OF PLEDGOR

     Pledgor hereby represents and warrants that:

     4.1 If Pledgor is a corporation, partnership or trust, it (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (ii) is qualified to do business and is in good standing under the laws of each state in which it is doing business; (iii) has full power and authority to own its properties and assets and to carry on its business as now conducted; and (iv) is fully authorized and permitted to execute and deliver this Agreement. The execution, delivery and performance by Pledgor of this Agreement and all other documents and instruments relating to the Obligation will not result in any breach of the terms and conditions of, nor constitute a default under, any agreement or instrument under which Pledgor is a party or is obligated. Pledgor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

     4.2 The address of Pledgor set forth at the beginning of this Agreement is the chief executive office of Pledgor (or Pledgor's residence if Pledgor is an individual without an office).

     4.3 The Pledged Securities are and shall be duly and validly issued and pledged in accordance with applicable law, and this Agreement shall not contravene any law, agreement or commitment binding Pledgor or the Company, and Pledgor shall defend the right, title, lien and security interest of Secured Party in and to the Pledged Securities against the claims and demands of all persons and other entities whatsoever.

     4.4 Pledgor has the right, power and authority to convey good and marketable title to the Pledged Securities; and the Pledged Securities and the proceeds thereof are and shall be free and clear of all claims, mortgages, pledges, liens, encumbrances and security interest of every nature whatsoever other than as imposed hereby or as set forth, if at all, on Schedule "A" attached hereto.

5.   IRREVOCABLE PROXY

     5.1 Pledgor irrevocably constitutes and appoints Secured Party, whether or not the Pledged Securities have been transferred into the name of Secured Party or its nominee, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same, in the sole discretion of Secured Party:

     (a) To call a meeting of the stockholders of the Company and to vote the Pledged Securities, to seek the consent of such stockholders, to remove the directors of the Company, or any of them, and to elect new directors of the Company, who thereafter shall manage the affairs of the Company, operate its properties and carry on its business, and otherwise take any action with respect to the business, properties and affairs of the Company that such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of the Company, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of the Company
(whether from Secured Party or others) that in the judgment of such new directors shall be necessary to preserve any of such properties or to discharge the obligations of the Company, and the employment of any or all agents, attorneys, counsel, or other employees as deemed by such new directors to be necessary for the proper operation or conduct of the business, properties and affairs of the Company;

          (b) To consent to any and all actions by or with respect to the Company for which consent of the stockholders of the Company is or may be necessary or appropriate; and

          (c) Without limitation, to do all things that Pledgor can do or could do as stockholder of the Company, giving Secured Party full power of substitution and revocation;

provided, however, that (i) the foregoing irrevocable proxy shall not be exercisable by Secured Party, and Pledgor alone shall have the foregoing powers, so long as there is no Event of Default hereunder, and (ii) this irrevocable proxy shall terminate at such time as this Agreement is no longer in full force and effect. The foregoing proxy is coupled with an interest sufficient in law to support an irrevocable power and shall be irrevocable and shall survive the death or incapacity of Pledgor. Pledgor hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxies in derogation hereof until such time as this Agreement is no longer in full force and effect.

6.   COVENANTS OF PLEDGOR

     6.1 Pledgor shall not sell, transfer, assign or otherwise dispose of any of the Pledged Securities or any interest therein without obtaining the prior written consent of Secured Party and shall keep the Pledged Securities free of all security interests or other encumbrances except the lien and security interests granted herein.

     6.2 Pledgor shall pay when due all taxes, assessments, expenses and other charges which may be levied or assessed against the Pledged Securities.

     6.3 Pledgor shall give Secured Party immediate written notice of any change in Pledgor's name as set forth above and of any change in the location of Pledgor's chief executive office (or residence if Pledgor is an individual without an office).

     6.4 Pledgor, at its cost and expense, shall protect and defend the Pledged Securities, this Agreement and all of the rights of Secured Party hereunder against all claims and demands of other parties. Pledgor shall pay all claims and charges that in the opinion of Secured Party might prejudice, imperil or otherwise affect the Pledged Securities. Pledgor shall promptly notify Secured Party of any levy, distraint or other seizure, by legal process or otherwise, of all or any part of the Pledged Securities and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

     6.5 If Pledgor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Pledged Securities free from other security interests, encumbrances or claims, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same or to so perform.

     6.6 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof, all amounts paid, suffered or incurred by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured hereby, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Pledgor to Secured Party immediately without demand.

     6.7 Secured Party shall use such reasonable care in handling, preserving and protecting the Pledged Securities in its possession as it uses in handling similar property for its own account. Secured Party, however, shall have no liability for the loss, destruction or disappearance of any Pledged Securities unless there is affirmative proof of a lack of due care; the lack of due care shall not be implied solely by virtue of any loss, distribution or disappearance. Secured Party shall not be required to take any steps necessary to preserve any rights in the Pledged Securities against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Pledged Securities.

     6.8 Immediately upon demand by Secured Party, Pledgor shall execute and deliver to Secured Party such other and additional applications, acceptances, stock powers, authorizations, irrevocable proxies, dividend and other orders, chattel paper, instruments or other evidences of payment and such other documents as Secured Party may reasonably request to secure to Secured Party the rights, powers and authorities intended to be conferred upon Secured Party by this Agreement. All assignments and endorsements by Pledgor shall be in such form and substance as may be satisfactory to Secured Party.

7.   EVENTS OF DEFAULT; REMEDIES

     7.1 "Event of Default" hereunder shall mean any "Event of Default" as defined in the Loan Agreement.

     7.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

         (a) Declare all or any part of the Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law:

         (b) Transfer the Pledged Securities or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner thereof;

          (c) Vote any or all of the Pledged Securities and give all consents, waivers and ratifications in respect thereof and otherwise acting with respect thereto as though it were the absolute owner thereof;

          (d) Exercise any and all rights of conversion, exchange, subscription, or any other rights, privileges or options pertaining to any of the Pledged Securities including, but not limited to, the right to exchange, at its discretion, any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to any of the shares of the Pledged Securities, and in connection therewith to deposit and deliver such shares of Pledged Securities with any committee, depository, transfer agent, registrar or any other agency upon such terms as Secured Party may determine without liability except to account for the property actually received by it;

          (e) Receive and retain any dividend or other distribution on account of the Pledged Securities; and

          (f) Sell any or all of the Pledged Securities in accordance with the provisions hereof;

but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Pledgor waives all rights to be advised or to receive any notices, statements or communications received by Secured Party or its nominee as the record owner of all or any of the Pledged Securities. Any cash received and retained by Secured Party as additional collateral hereunder may be applied to payment in the manner provided in Subparagraph 7.3(c) below.

     7.3 In connection with Secured Party's right to sell any or all of the Pledged Securities, upon the occurrence of any Event of Default and at any time while such Event of Default is continuing:

          (a) (i) Secured Party shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any part of the Pledged Securities in one or more units, at the same or different times, and all right, title and interest, claim and demand therein, and right of redemption thereof, at private sale, or at public sale to the highest bidder for cash, upon credit or for future delivery, Pledgor hereby waiving and releasing to the fullest extent permitted by law any and all equity or right of redemption. If any of the Pledged Securities are sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for same, and, in the event of any such failure, Secured Party may resell such Pledged Securities. In no event shall Pledgor be credited with any part of the proceeds of the sale of any Pledged Securities until cash payment thereof has actually been received by Secured Party.

         (ii) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of all or any part of the Pledged Securities that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise Secured Party shall give Pledgor at least five
     (5) days' prior notice of the time and place of any public sale or of the time after which any private sale or other dispositions are to be made, which Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. Upon any sale, whether under this Agreement or by virtue of judicial proceedings, Secured Party may bid for and purchase any or all of the Pledged Securities and, upon compliance with the terms of the sale, may hold, retain, possess and dispose of such items in its own absolute right without further accountability, and as purchaser at such sale, in paying the purchase price, may turn in any note or notes held by Secured Party in lieu of cash up to the amount that would, upon distribution of the net proceeds of such sale in accordance with Subparagraph 7.3(c) hereof, be payable to Secured Party. In case the amount so payable thereon shall be less than the amount due thereon, the note or notes turned in (in lieu of cash) shall be returned to the holder thereof after being properly stamped to show the partial payment effected by such purchase.

     (b) Pledgor recognizes that Secured Party may be unable to effect a sale to the public of all or a part of the Pledged Securities by reason of prohibitions contained in applicable securities laws, but may be compelled to resort to one or more sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold to the public, and that Secured Party has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities to register the same for sale to the public under applicable securities laws. Pledgor agrees that negotiated sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     (c) In all sales of Pledged Securities, public or private, Secured Party shall apply the proceeds of sale as follows:

         (i) First, to the payment of all costs and expenses, incurred hereunder or for the sale, transfer, or delivery, including broker's and attorneys' fees.

               (ii) Next to the payment of the Obligation; and

               (iii) The balance, if any, to Pledgor or to the person or persons entitled thereto upon proper demand.

     7.4 Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities and any instruments, documents and statements that Pledgor is obligated to furnish or execute hereunder. Pledgor shall execute and deliver such additional documents as may be necessary to enable Secured Party to implement such right.

     7.5 Pledgor shall pay all costs and expenses, including without limitation court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all other lien and security documents securing the Obligation. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

     7.6 In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

8.   MISCELLANEOUS PROVISIONS

     8.1 The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the right and interest granted herein; Secured Party may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

     8.2 Without notice or demand, without the necessity for any additional endorsements, without affecting the obligations of Pledgor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the rights and interests granted herein, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security;
(iii) join in any extension or subordination agreement; or (iv) release any part of the Pledged Securities from this Agreement.

     8.3 Pledgor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any statute of limitations affecting the enforcement hereof;
(iii) the benefits of any legal or equitable doctrine or principle of marshalling; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

     8.4 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code. This Agreement shall be governed by and construed according to the internal laws of the State of Arizona. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

     8.5 No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by Pledgor and a duly authorized officer of Secured Party.

     8.6 This is a continuing agreement, which shall remain in full force and effect until actual receipt by Secured Party of written notice of its revocation as to future transactions and shall remain in full force and effect thereafter until all of the Obligation incurred before the receipt of such notice, and all of the Obligation incurred thereafter under commitments extended by Secured Party before the receipt of such notice, shall have been paid and performed in full.

     8.7 No setoff or claim that Pledgor now has or may in the future have against Secured Party shall relieve Pledgor from paying or performing its obligations hereunder.

     8.8 Time is of the essence hereof. If more than one Pledgor is named herein, the word Pledgor shall mean all and any one or more of them, severally and collectively. All liability hereunder shall be joint and several. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of the note or notes evidencing the Obligation. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

     8.9 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

     8.10 A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                        SCHUFF INTERNATIONAL, INC., a Delaware
                                        corporation



                                        By:
                                           ____________________________________

                                        Name:
                                           ____________________________________

                                        Title:
                                           ____________________________________

                                                                        PLEDGOR

                                  SCHEDULE "A"


     All issued and outstanding shares of stock in ______________________, a(n) __________________________ corporation, now or hereafter owned by Pledgor, which as of the date hereof consists of the __________ shares of ____________ stock.

                                  EXHIBIT "1"

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________________, ______________ (_______) shares of common stock of ______________________________, a(n) ___________ corporation
(the "Corporation"), represented by certificate number ____ in the name of the undersigned on the books of the Corporation.

     The undersigned does hereby irrevocably constitute and appoint any officer of the Corporation as attorney to transfer said stock on the books of the Corporation with full power of substitution in the premises.

     Dated as of _____________________.


                                        SCHUFF INTERNATIONAL, INC., a Delaware
                                        corporation



                                        By:
                                           ____________________________________

                                        Name:
                                           ____________________________________

                                        Title:
                                           ____________________________________

                                  EXHIBIT "G"

                               SECURITY AGREEMENT
                                 (____________)

     THIS SECURITY AGREEMENT is made and entered into as of the _____ day of ___________, 20___, by __________________________________________________, a
_______________ corporation (hereinafter called "Debtor"), whose chief executive office is located at 420 South 19th Avenue, Phoenix, Arizona 85009, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and its successors and assigns, for itself and as agent for one or more Lenders (as hereinafter defined) (hereinafter called "Secured Party"), whose address is 100 West Washington, Phoenix, Arizona 85003, Attention: John Helms #S4101-251.

1.   SECURITY INTEREST

     Debtor hereby grants to Secured Party a security interest (hereinafter called the "Security Interest") in all of Debtor's right, title and interest in and to the personal property described on Schedule "A" attached hereto and by this reference incorporated herein (the "Collateral").

2.   OBLIGATION SECURED

     The Security Interest shall secure, in such order of priority as Secured Party may elect:

          (a) Payment of the aggregate sum of $15,000,000.00 according to the terms of those Revolving Promissory Notes dated June 30, 1998, each made by Schuff Steel Company, a Delaware corporation (as predecessor in interest to Schuff International, Inc., a Delaware corporation) (hereinafter called "Borrower"), payable respectively to the order of one of the Lenders, each evidencing a revolving line of credit, all or any part of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "RLC Notes");

          (b) Payment of the sum of $5,000,000.00, according to the terms of that Revolving Promissory Note dated June 30, 1998, made by Borrower, payable to the order of Secured Party as the Swing Line Lender, evidencing a revolving line of credit, all or any part of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the strict terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Swing Line Note" and with the RLC Notes, the "Note");

     (c) Payment, performance and observance by Borrower of each covenant, condition, provision and agreement contained in that Credit Agreement dated June 30, 1998 (the "Credit Agreement"), by and between Borrower, and the lenders listed from time to time therein (collectively, the "Lenders"), and Secured Party, as Arranger, Administrative Agent, Issuing Bank and Swing Line Lender and of all monies expended or advanced by Secured Party pursuant to the terms thereof or to preserve any right of Secured Party thereunder as permitted hereunder;

     (d) Payment, performance and observance by Debtor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof as permitted hereunder; and

     (e) Payment and performance of any and all other indebtedness, obligations and liabilities of Debtor and/or Borrower to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

All of the indebtedness and obligations secured by this Agreement are hereinafter collectively called the "Obligation."

3.   USE; LOCATION; CONSTRUCTION

     3.1 The Collateral is or will be used or produced primarily for business purposes.

     3.2 The Collateral will be kept at Debtor's address set forth at the beginning of this Agreement.

     3.3 Debtor's records concerning the Collateral will be kept at Debtor's address set forth at the beginning of this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF DEBTOR

     Debtor hereby represents and warrants that:

     4.1  If Debtor is a "registered organization" (as defined in the UCC), it
(i) represents that its name as described in the preamble to this Agreement is accurate; (ii) represents that its chief executive office is located at the address described in the preamble to this Agreement; (iii) is duly organized, validly existing and in good standing under the laws of the State of Texas (the "State") as a corporation; (iv) is qualified to do business and is in good standing under the laws of the state in which the Collateral is located and in each state in which it is doing business; (v) has full power and authority to own its properties and assets and to carry on its businesses as now conducted; and (vi) is fully authorized and permitted to execute and deliver this Agreement and to enter into any transactions evidenced by any portion of the Collateral. The execution, delivery and performance by Debtor of this Agreement and all other documents and instruments relating to the Obligation will not result in any material breach of the terms and conditions or constitute a default under any material agreement or instrument under which Debtor is a party or is obligated. Debtor is not in material default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

     4.2 Debtor is the owner of the Collateral free of all security interests or other encumbrances except the Security Interest and Permitted Encumbrances and no financing statement covering the Collateral is filed or recorded in any public office except those necessary to perfect the interests which constitute Permitted Encumbrances.

     4.3 The Collateral is, and is intended to be, used, produced or acquired by Debtor for use primarily for the purpose marked in Section 3 above. The address of Debtor set forth at the beginning of this Agreement is the chief executive office of Debtor. If a portion of the Collateral is or will become a fixture, it will be affixed to the real property as described above.

     4.4 Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (hereinafter called "Obligor"), and the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests subject only to Permitted Encumbrances. Each Obligor is solvent, and the amount that Debtor has represented to Secured Party as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable; no Obligor has any defense, setoff, claim or counterclaim against Debtor that can be asserted against Secured Party whether in any proceeding to enforce the Security Interest or otherwise. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. No default has occurred in connection with any instrument, document or chattel paper included in the Collateral, no payment in connection therewith is overdue and no presentment, dishonor or protest has occurred in connection therewith.

     4.5  The Debtor's Federal employer identification number is ____________.

     4.6 If the Debtor is a registered organization, the Debtor's state organization number is 004232773.

5.   COVENANTS OF DEBTOR

     5.1 Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except as permitted in the Credit Agreement) without obtaining the prior written consent of Secured Party and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest and Permitted Liens. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral.

     5.2 Debtor shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

     5.3 Debtor shall provide and maintain insurance insuring the Collateral against risks, with coverage and in form and amount satisfactory to Secured Party as required in the Credit Agreement. At Secured Party's request, Debtor shall deliver to Secured Party the original policies of insurance containing endorsements naming Secured Party as a loss payee.

     5.4 Debtor shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral as required in the Credit Agreement.

     5.5 Debtor shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

     5.6 If the Collateral includes motor vehicles, Debtor shall not remove or permit such motor vehicles to be removed from the State of Arizona without the prior written consent of Secured Party, shall keep all titled vehicles properly registered with and licensed by the State of Arizona, shall provide Secured Party with the license numbers of all titled vehicles, shall cause the Security Interest to be shown as a valid first lien on the Certificate of Title for all titled vehicles subject to Permitted Encumbrances and shall deliver lien filing receipts to Secured Party as evidence thereof.

     5.7 Debtor, upon demand, shall promptly deliver to Secured Party all instruments, documents and chattel paper included in the Collateral and all invoices, shipping or delivery records, purchase orders, contracts or other items reasonably related to the Collateral as may be necessary to perfect the Security Interest in the Collateral. Debtor shall notify Secured Party immediately of any default by any Obligor in the payment or performance of its obligations with respect to any Collateral. Debtor, without Secured Party's prior written consent, shall not make or agree to make any substitution for, or credit, adjustment or allowance on, any Collateral.

     5.8 Debtor shall give Secured Party immediate written notice of any change in the location of: (i) Debtor's chief executive office; (ii) the Collateral or any part thereof; (iii) Debtor's records concerning the Collateral or (iv) the State of Debtor's organization.

     5.9 Secured Party or its agents may inspect the Collateral at reasonable times and may enter into any premises where the Collateral is or may be located. Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles and, unless waived in writing by Secured Party, shall mark its records and the Collateral to indicate the Security Interest. Secured Party shall have free and complete access to Debtor's records upon reasonable request and shall have the right to make extracts therefrom or copies thereof. Upon request of Secured Party from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party may require and shall deliver to Secured Party confirming specific assignments of all accounts, instruments, documents and chattel paper included in the Collateral.

     5.10 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, setoffs, claims and counterclaims asserted by any Obligor against Debtor and/or Secured Party. Debtor shall pay all reasonable claims and charges that in the opinion of Secured Party might materially prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any material levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed material claims or proceedings that might materially affect or impair the terms of this Agreement.

     5.11 The Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral except any Permitted Liens. Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents reasonably requested by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, reasonably deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

     5.12 If Debtor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims, except any Permitted Liens to keep the Collateral in good condition and repair, to procure and maintain insurance thereon, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform; Secured Party is hereby authorized to enter upon any property in the possession or control of Debtor for such purposes.

     5.13 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

     5.14 Debtor will not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral except as permitted by the Credit Agreement.

6. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY DEBTOR

     6.1 Secured Party, before or after the occurrence of any Event of Default, defined below, and without notice to Debtor, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party. Until Secured Party has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper. Secured Party shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of Secured Party. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor, before or after notification to Obligors, shall be held by Debtor in trust for Secured Party in the same form in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next business day following the day of receipt. All payments and other proceeds of Collateral received by Secured Party directly or from Debtor shall be applied to the Obligation in such order and manner and at such time as Secured Party, in its sole discretion, shall determine. in addition, Debtor shall promptly notify Secured Party of the return to or possession by Debtor of goods underlying any Collateral; Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

     6.2 Secured Party, before or after the occurrence of an Event of Default, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; Debtor hereby irrevocably appoints Secured Party its attorney in fact for all such purposes.

     6.3 Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; and (ii) subject to Paragraphs 6.1 and 6.2 above, retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement.

7.   COLLATERAL IN THE POSSESSION OF SECURED PARTY

     7.1 Secured Party shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Secured Party, however, shall have no liability for the loss, destruction or disappearance of any Collateral unless there is affirmative proof of gross negligence or a lack of due care; the lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

     7.2 Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; Secured Party shall not be obligated to take any such actions whether or not the Collateral is in Secured Party's possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by Secured Party with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of Secured Party.

8.   EVENTS OF DEFAULT; REMEDIES

     8.1 The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

          (a) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement.

          (b)  The occurrence of any event of default under the Credit
     Agreement.

     8.2 Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder consistent with the Uniform Commercial Code.

     8.3 Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least ten (10) days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

     8.4 Debtor shall pay all reasonable costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all deeds of trust and other lien and security documents securing the Obligation. In the event of any court proceedings, reasonable court costs and reasonable attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

     8.5 In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

9.   MISCELLANEOUS PROVISIONS

     9.1 The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest; Secured Party may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

     9.2 Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or (iv) release any part of the Collateral from the Security Interest.

     9.3 Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any statute of limitations affecting the enforcement hereof;
(iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

     9.4 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code as in effect in the State of Arizona from time to time (the "UCC"). This Agreement shall be governed by and construed according to the laws of the State of Arizona. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

     9.5 No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by Debtor and a duly authorized officer of Secured Party.

     9.6 This is a continuing Agreement which shall remain in full force and effect until actual receipt by Secured Party of written notice of its revocation as to future transactions and shall remain in full force and effect thereafter until all of the Obligation incurred before the receipt of such notice, and all of the Obligation incurred thereafter under commitments extended by Secured Party before the receipt of such notice, shall have been paid and performed in full.

     9.7 No setoff or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligation.

     9.8 Time is of the essence hereof. If more than one Debtor is named herein, the word "Debtor" shall mean all and any one or more of them, severally and collectively. All liability hereunder shall be joint and several. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

The term "Secured Party" shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of note or notes evidencing the Obligation. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

     9.9 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, thirty-six (36) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

     9.10 A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. Debtor hereby authorizes the filing of a financing statement with respect to the Collateral by the Secured Party.

     9.11 The capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Credit Agreement.

10.  NON-DEBTOR BORROWER PROVISIONS

     10.1 All advances of principal under the Note shall be made to Borrower subject to and in accordance with the terms thereof. If Borrower is a corporation or partnership, it is not necessary for Secured Party to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf. Debtor is and shall continue to be fully informed as to all aspects of the business affairs of Borrower that it deems relevant to the risks it is assuming and hereby waives and fully discharges Secured Party from any and all obligations to communicate to Debtor any facts of any nature whatsoever regarding Borrower and Borrower's business affairs.

     10.2 Debtor authorizes Secured Party, without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation and without affecting the lien or the priority of the Security Interest, from time to time, at the request of any person primarily obligated therefor, to renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, all or any part of the Obligation, including increase or decrease any rate of interest thereon. Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against Borrower;
(ii) the benefits of any statutory provision limiting the liability of a surety, including without limitation the benefit of Section 12-1641, et seq., of the Arizona Revised Statutes; and (iii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Debtor shall have no right of subrogation and hereby waives any right to enforce any remedy which Secured Party now has, or may hereafter have, against Borrower.

     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.


                                ______________________________________, a

                                ______________________ corporation



                                By:__________________________________

                                Name:________________________________

                                Title:_______________________________

                                                               DEBTOR

                                  SCHEDULE "A"

                            COLLATERAL DESCRIPTION
                            ----------- -----------


     A. All of the property described below in, to or under which Debtor now has or hereafter acquires any right, title or interest, whether present, future, or contingent, and in Debtor's expectancy to acquire such property (all of the property described on this schedule is herein called the "Collateral"):


          (a) All money, accounts, general intangibles, instruments, documents and chattel paper now existing or hereafter arising or acquired from time to time in the course of Debtor's business as now or hereafter conducted, including all accounts receivable, notes, drafts, lease agreements and security agreements, and all goods, if any, represented thereby;


          (b) All inventory now owned or hereafter arising or acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or Debtor holds legal title thereto or whether any such inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);


          (c) All equipment, including all furniture, fixtures, furnishings, vehicles (whether titled or non-titled), machinery, materials and supplies, wherever located, including but not limited to such items used in connection with Debtor's business and/or described on the Collateral Schedule (if any) attached hereto and by this reference made a part hereof, together with all parts, accessories, attachments, additions thereto or replacements therefor;


          (d) All rights as unpaid seller or lienor that arise in connection with any of the Collateral, including the rights of replevin, reclamation and stoppage in transit, and the right to sue or file mechanics' or materialmen's liens in the name of Debtor or otherwise for the unpaid balances due thereunder;


          (e) All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;


          (f) All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;


          (g) Tradenames, trademarks and service marks (subject to any franchise or license agreements relating thereto);

          (h) All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

          (i)  All accessions to any of the Collateral;

          (j) All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money; and

          (k) All property that is now or at any time hereafter may be in Secured Party's possession or control in any capacity, including without limitation all money owed or that becomes owed to Debtor and all money deposited for the account of Debtor.

All "Collateral Schedules," if any, attached hereto are hereby incorporated into this collateral description as if set forth here and at each reference thereto.

     B. All of Debtor's right, title and interest in and to all Accounts (as defined in the Arizona UCC), Chattel Paper (as defined in the Arizona UCC), Documents (as defined in the Arizona UCC), Equipment (as defined in the Arizona
UCC), Fixtures (as defined in the Arizona UCC), General Intangibles (as defined in the Arizona UCC), Instruments (as defined in the Arizona UCC), Inventory (as defined in the Arizona UCC), Investment Property (as defined in the Arizona
UCC), Letter-of-Credit Rights (as defined in the Arizona UCC), Supporting Obligations (as defined in the Arizona UCC), any Deposit Accounts (as defined in the Arizona UCC) pledged to Secured Party, Deposits, cash, letters of credit, stock rights and other deposits, it being intended that the Collateral include all property of the Debtor other than real property, whether located in which the Debtor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, together with (i) all policies or certificates of insurance covering any of the foregoing property, and all awards, loss payments, proceeds and premium refunds that may become payable with respect to such policies; (ii) all property of Debtor that is now or may hereafter be in the possession or control of Secured Party in any capacity, including without limitation all monies owed or that become owed by Secured Party to Debtor; and (iii) all proceeds and products of any of the foregoing property, whether due or to become due from any sale, exchange or other disposition thereof, whether cash or non-cash in nature, and whether represented by checks, drafts, notes or other instruments for the payment of money, including, without limitation, all property, whether cash or non-cash in nature, derived from tort, contractual or other claims arising in connection with any of the foregoing property. The terms herein shall have the meaning in and be construed under the Uniform Commercial Code as in effect in the State of Arizona from time to time (the "Arizona UCC"). All property described above is hereinafter called the "Collateral."

                                      -2-